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                                                                    EXHIBIT 99


KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                               [KV PHARMACEUTICAL logo]


FOR IMMEDIATE RELEASE


                 KV PHARMACEUTICAL ANNOUNCES FDA APPROVAL FOR
                     MORPHINE ER 100 MG AND 200 MG TABLETS

               APPROVAL OF TWO ADDITIONAL STRENGTHS GIVES ETHEX
                  FULL LINE OF MORPHINE ER TABLET CAPABILITY

St. Louis, MO - October 25, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has received approval from the U.S. Food and Drug Administration (FDA) on its application for the 100 mg and 200 mg strengths of Morphine ER Tablets (MS Contin(R) marketed by Purdue Pharma L.P.). This approval now allows ETHEX Corporation, KV's wholly-owned generic/non-branded subsidiary, to offer a full line of all strengths of this product.

While this is a highly genericized market, these two strengths have shown unit market growth year-over-year according to IMS. When comparing the 12 months ended August 2007 to the 12 months ended August 2006, the total unit market for these two strengths grew approximately 12%. The entire market for all strengths represents an approximately $178 million annual opportunity.

ETHEX Corporation has commenced the launch of these two new strengths into its current line of 15 mg, 30 mg and 60 mg Morphine ER Tablets. The Company believes these two strengths will be a positive addition and will allow ETHEX to increase its market share position for its full product line offering.

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.



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All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated, including with respect to our Morphine ER tablets; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the proposed restatement of the Company's financial statements for fiscal periods from 1996 through 2006 and for the quarter ended June 30, 2006, as well as completion of the Company's financial statements for the second, third and fourth quarters of fiscal 2007 and for the full fiscal year ended March 31, 2007, and for the first quarter of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; and (16) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.